Exhibit 99.1

IAC REPORTS Q2 RESULTS

NEW YORK— July 30, 2013—IAC (Nasdaq: IACI) released second quarter 2013 results today.

SUMMARY RESULTS

$ in millions (except per share amounts)

	Q2 2013	Q2 2012	Growth
Revenue	$799.4	$680.6	17%

Operating Income Before Amortization	140.9	123.7	14%
Adjusted Net Income	82.9	81.3	2%
Adjusted EPS	0.95	0.86	11%

Operating Income	106.7	97.5	9%
Net Income	58.3	43.3	35%
GAAP Diluted EPS	0.67	0.47	43%

See reconciliations of GAAP to non-GAAP measures beginning on page 9.

•                                          Revenue and Operating Income Before Amortization reflect double-digit growth for the 14th and 17th consecutive quarters, respectively.

•                                          Free Cash Flow for the six months ended June 30, 2013 was $180.4 million, while cash flow from operating activities attributable to continuing operations was $228.3 million.

•                                          IAC repurchased 1.5 million shares of common stock between April 29, 2013 and July 26, 2013 at an average price of $49.41 per share, or $73.1 million in aggregate.

•                                          IAC declared a quarterly cash dividend of $0.24 per share, payable on September 1, 2013 to stockholders of record as of the close of business on August 15, 2013.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

DISCUSSION OF FINANCIAL AND OPERATING RESULTS

	Q2 2013	Q2 2012	Growth
	$ in millions
Revenue
Search & Applications	$427.4	$348.8	23%
Match	194.3	178.4	9%
Local	84.7	84.5	0%
Media	58.0	38.4	51%
Other	35.0	30.6	14%
Intercompany Elimination	(0.1)	(0.1)	-58%
	$799.4	$680.6	17%
Operating Income Before Amortization
Search & Applications	$96.0	$74.1	30%
Match	67.6	62.6	8%
Local	2.0	11.8	-83%
Media	(3.5)	(6.8)	48%
Other	(3.4)	(1.8)	-95%
Corporate	(17.7)	(16.3)	-9%
	$140.9	$123.7	14%
Operating Income (Loss)
Search & Applications	$89.3	$74.1	21%
Match	58.4	57.1	2%
Local	(4.0)	11.7	NM
Media	(4.0)	(7.3)	45%
Other	(4.1)	(2.2)	-88%
Corporate	(29.0)	(35.9)	19%
	$106.7	$97.5	9%

Search & Applications

Revenue reflects strong growth from both Applications and Websites.  Websites revenue includes a $36.7 million contribution from The About Group, which was not in the prior year period.  Profits were favorably impacted by higher revenue and lower cost of acquisition as a percentage of revenue, as well as the contribution from The About Group, which had Operating Income Before Amortization of $13.3 million.  Profits were negatively impacted by the write-off of $2.7 million in capitalized software costs at The About Group primarily related to projects which commenced prior to its acquisition.  Operating income in the current year period reflects an increase of $6.7 million in amortization of intangibles primarily related to the acquisition of The About Group.

Match

Core, Meetic and Developing revenue for the current year period was $116.1 million, $54.8 million and $23.4 million, respectively.  The growth in revenue was driven by increases in subscribers.  Operating income in the current year period was negatively impacted by a $4.2 million contingent consideration fair value adjustment, which relates to the Twoo acquisition.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

Local, Media and Other

Revenue increased primarily due to strong growth from Electus and Vimeo, the contribution from Felix and Tutor.com, which were not in the prior year period, and News_Beast (consolidated June 2012), partially offset by a decrease in revenue at CityGrid Media.  Operating Income Before Amortization losses were impacted by increased selling and marketing expense at HomeAdvisor following its re-branding, $4.8 million in severance and impairment charges related to the restructuring of CityGrid Media and the inclusion of Tutor.com, partially offset by decreased losses at News_Beast, Electus and Vimeo.  Operating loss also reflects an increase of $6.1 million in amortization of intangibles, primarily related to an impairment charge at CityGrid Media.

Corporate expenses increased primarily due to an increase in professional fees.  Corporate operating loss declined due to a decrease in non-cash compensation expense of $8.4 million as certain awards fully vested in the fourth quarter of 2012 and the number of awards forfeited increased from the prior year period.

OTHER ITEMS

Interest expense in the current year period is primarily related to the 4.75% Senior Notes due 2022, which were issued in December 2012.

Equity in losses of unconsolidated affiliates in Q2 2012 includes a pre-tax non-cash charge of $18.6 million related to the re-measurement of the carrying value of our investment in News_Beast to fair value in connection with our acquisition of a controlling interest.

The effective tax rates for continuing operations in Q2 2013 and Q2 2012 were 40% and 37%, respectively.  The effective tax rate for continuing operations was higher in Q2 2013 primarily due to interest on income tax contingencies in the current year period.  The effective tax rates for Adjusted Net Income in Q2 2013 and Q2 2012 were 37% and 32%, respectively.  The effective tax rate for Adjusted Net Income was higher in Q2 2013 primarily due to the reassessment of our ability to realize certain deferred tax assets which benefited the prior year period.

LIQUIDITY AND CAPITAL RESOURCES

During Q2 2013, IAC repurchased 1.5 million common shares at an average price of $49.41 per share, or $73.1 million in aggregate.  As of June 30, 2013, IAC had 82.9 million common and class B common shares outstanding.  As of July 26, 2013, the Company had 10.2 million shares remaining in its stock repurchase authorization.  IAC may purchase shares over an indefinite period of time on the open market and in privately negotiated transactions, depending on those factors IAC management deems relevant at any particular time, including, without limitation, market conditions, share price and future outlook.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

As of June 30, 2013, IAC had $686.5 million in cash and cash equivalents and marketable securities as well as $580.0 million in long term debt.  The Company has $300.0 million in unused borrowing capacity under its revolving credit facility.

OPERATING METRICS

	Q2 2013	Q2 2012	Growth

SEARCH & APPLICATIONS (in millions)
Revenue
Websites (a)	$202.9	$171.1	19%
Applications (b)	224.6	177.7	26%
Total Revenue	$427.4	$348.8	23%

Queries
Websites (c)	3,325	2,617	27%
Applications (d)	6,168	4,646	33%
Total Queries	9,493	7,263	31%

MATCH (in thousands)
Paid Subscribers
Core (e)	1,945	1,777	9%
Meetic (f)	811	750	8%
Developing (g)	440	260	69%
Total Paid Subscribers	3,196	2,787	15%

HOMEADVISOR (in thousands)
Domestic Service Requests (h)	1,785	1,839	-3%
Domestic Accepts (i)	2,088	2,219	-6%

International Service Requests (h)	274	233	18%
International Accepts (i)	345	284	21%

(a)	Websites revenue includes Ask.com, The About Group and Dictionary.com, excluding downloadable applications related revenue.
(b)	Applications revenue includes B2C and B2B, as well as downloadable applications related revenue from Ask.com and Dictionary.com.
(c)	Websites queries include Ask.com, but exclude Ask.com’s downloadable applications, The About Group and Dictionary.com.
(d)	Applications queries include B2C and B2B, as well as downloadable applications queries from Ask.com.
(e)	Core consists of Match.com in the United States, Chemistry and People Media.
(f)	Meetic consists of the publicly traded personals company Meetic S.A., excluding Twoo.
(g)	Developing includes OkCupid, DateHookup, Twoo and Match’s international operations, excluding Meetic S.A.
(h)	Fully completed and submitted customer service requests on HomeAdvisor.
(i)	The number of times service requests are accepted by service professionals. A service request can be transmitted to and accepted by more than one service professional.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

DILUTIVE SECURITIES

IAC has various tranches of dilutive securities.  The table below details these securities as well as potential dilution at various stock prices (shares in millions, rounding differences may occur).

		Avg.
		Exercise	As of
	Shares	Price	7/26/13	Dilution at:

Share Price			$51.90	$55.00	$60.00	$65.00	$70.00

Absolute Shares as of 7/26/13	83.0		83.0	83.0	83.0	83.0	83.0

RSUs and Other	1.7		1.7	1.7	1.6	1.6	1.5
Options	9.7	$35.14	3.2	3.5	4.0	4.5	4.8

Total Dilution			4.9	5.2	5.6	6.0	6.4
% Dilution			5.6%	5.9%	6.4%	6.8%	7.1%
Total Diluted Shares Outstanding			87.9	88.2	88.6	89.0	89.3

CONFERENCE CALL

IAC will audiocast its conference call with investors and analysts discussing the Company’s Q2 financial results on Wednesday, July 31, 2013, at 8:30 a.m. Eastern Time (ET). This call will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of IAC’s business.  The live audiocast is open to the public at www.iac.com/investors.htm.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

GAAP FINANCIAL STATEMENTS

IAC CONSOLIDATED STATEMENT OF OPERATIONS

($ in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Revenue	$799,411	$680,612	$1,541,660	$1,321,212
Costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	272,822	237,304	528,671	460,604
Selling and marketing expense	247,153	211,252	490,067	430,038
General and administrative expense	103,515	89,639	199,239	178,111
Product development expense	34,052	26,911	69,169	55,032
Depreciation	17,036	12,225	31,052	24,340
Amortization of intangibles	18,137	5,805	32,215	12,846
Total costs and expenses	692,715	583,136	1,350,413	1,160,971

Operating income	106,696	97,476	191,247	160,241

Equity in losses of unconsolidated affiliates	(1,078)	(19,009)	(1,169)	(24,910)
Interest expense	(7,658)	(1,364)	(15,321)	(2,711)
Other (expense) income, net	(4)	(368)	1,654	2,388
Earnings from continuing operations before income taxes	97,956	76,735	176,411	135,008
Income tax provision	(39,416)	(28,634)	(65,162)	(55,754)
Earnings from continuing operations	58,540	48,101	111,249	79,254
Loss from discontinued operations, net of tax	(1,068)	(4,641)	(2,012)	(957)
Net earnings	57,472	43,460	109,237	78,297
Net loss (earnings) attributable to noncontrolling interests	818	(128)	2,690	(487)
Net earnings attributable to IAC shareholders	$58,290	$43,332	$111,927	$77,810

Per share information attributable to IAC shareholders:
Basic earnings per share from continuing operations	$0.71	$0.56	$1.36	$0.93
Diluted earnings per share from continuing operations	$0.69	$0.52	$1.31	$0.86

Basic earnings per share	$0.70	$0.50	$1.33	$0.92
Diluted earnings per share	$0.67	$0.47	$1.29	$0.85

Dividends declared per common share	$0.24	$0.12	$0.48	$0.24

Non-cash compensation expense by function:
Cost of revenue	$681	$1,501	$1,301	$3,225
Selling and marketing expense	794	1,004	1,180	2,126
General and administrative expense	9,427	16,411	20,207	33,528
Product development expense	918	1,525	1,795	3,028
Total non-cash compensation expense	$11,820	$20,441	$24,483	$41,907

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

IAC CONSOLIDATED BALANCE SHEET

($ in thousands)

	June 30,	December 31,
	2013	2012
ASSETS

Cash and cash equivalents	$678,725	$749,977
Marketable securities	7,775	20,604
Accounts receivable, net	235,950	229,830
Other current assets	148,285	156,339
Total current assets	1,070,735	1,156,750

Property and equipment, net	289,493	270,512
Goodwill	1,664,315	1,616,154
Intangible assets, net	466,161	482,904
Long-term investments	196,811	161,278
Other non-current assets	124,976	118,230
TOTAL ASSETS	$3,812,491	$3,805,828

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current maturities of long-term debt	$—	$15,844
Accounts payable, trade	83,294	98,314
Deferred revenue	164,667	155,499
Accrued expenses and other current liabilities	362,695	355,232
Total current liabilities	610,656	624,889

Long-term debt, net of current maturities	580,000	580,000
Income taxes payable	496,168	479,945
Deferred income taxes	312,905	323,403
Other long-term liabilities	66,081	31,830

Redeemable noncontrolling interests	64,147	58,126

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Common stock	251	251
Class B convertible common stock	16	16
Additional paid-in capital	11,604,296	11,607,367
Accumulated deficit	(206,592)	(318,519)
Accumulated other comprehensive loss	(32,187)	(32,169)
Treasury stock	(9,734,479)	(9,601,218)
Total IAC shareholders’ equity	1,631,305	1,655,728
Noncontrolling interests	51,229	51,907
Total shareholders’ equity	1,682,534	1,707,635
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,812,491	$3,805,828

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

IAC CONSOLIDATED STATEMENT OF CASH FLOWS

($ in thousands)

	Six Months Ended June 30,
	2013	2012

Cash flows from operating activities attributable to continuing operations:
Net earnings	$109,237	$78,297
Less: loss from discontinued operations, net of tax	(2,012)	(957)
Earnings from continuing operations	111,249	79,254
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities attributable to continuing operations:
Non-cash compensation expense	24,483	41,907
Depreciation	31,052	24,340
Amortization of intangibles	32,215	12,846
Excess tax benefits from stock-based awards	(23,547)	(14,353)
Deferred income taxes	(6,737)	819
Equity in losses of unconsolidated affiliates	1,169	24,910
Acquisition-related contingent consideration fair value adjustment	5,707	—
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(9,754)	(19,382)
Other current assets	(14,789)	(7,937)
Accounts payable and other current liabilities	23,438	3,013
Income taxes payable	45,529	44,793
Deferred revenue	(203)	8,679
Other, net	8,451	6,638
Net cash provided by operating activities attributable to continuing operations	228,263	205,527
Cash flows from investing activities attributable to continuing operations:
Acquisitions, net of cash acquired	(36,913)	(20,411)
Capital expenditures	(47,819)	(20,353)
Proceeds from maturities and sales of marketable debt securities	12,502	39,000
Purchases of marketable debt securities	—	(24,254)
Proceeds from sales of long-term investments	310	12,527
Purchases of long-term investments	(25,259)	(6,244)
Other, net	(1,443)	(12,603)
Net cash used in investing activities attributable to continuing operations	(98,622)	(32,338)
Cash flows from financing activities attributable to continuing operations:
Purchase of treasury stock	(162,660)	(359,231)
Net (payments) proceeds from stock-based award activities	(868)	301,677
Dividends	(38,880)	(21,697)
Excess tax benefits from stock-based awards	23,547	14,353
Principal payments on long-term debt	(15,844)	—
Other, net	(3,634)	(2,842)
Net cash used in financing activities attributable to continuing operations	(198,339)	(67,740)
Total cash (used in) provided by continuing operations	(68,698)	105,449
Total cash provided by (used in) discontinued operations	2,335	(729)
Effect of exchange rate changes on cash and cash equivalents	(4,889)	(1,677)
Net (decrease) increase in cash and cash equivalents	(71,252)	103,043
Cash and cash equivalents at beginning of period	749,977	704,153
Cash and cash equivalents at end of period	$678,725	$807,196

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

IAC RECONCILIATION OF OPERATING CASH FLOW FROM CONTINUING OPERATIONS TO FREE CASH FLOW

($ in millions; rounding differences may occur)

	Six Months Ended June 30,
	2013	2012
Net cash provided by operating activities attributable to continuing operations	$228.3	$205.5
Capital expenditures	(47.8)	(20.4)
Tax refunds related to sales of a business and an investment	—	(1.9)
Free Cash Flow	$180.4	$183.2

For the six months ended June 30, 2013, consolidated Free Cash Flow decreased $2.8 million from the prior year period due to higher capital expenditures and income taxes and interest paid, partially offset by higher Operating Income Before Amortization and the timing of bonus payments.

IAC RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

(in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net earnings attributable to IAC shareholders	$58,290	$43,332	$111,927	$77,810
Non-cash compensation expense	11,820	20,441	24,483	41,907
Amortization of intangibles	18,137	5,805	32,215	12,846
Acquisition-related contingent consideration fair value adjustment	4,249	—	5,707	—
News_Beast re-measurement loss	—	18,629	—	18,629
Gain on sale of VUE interests and related effects	1,013	988	2,017	1,535
Discontinued operations, net of tax	1,068	4,641	2,012	957
Impact of income taxes and noncontrolling interests	(11,702)	(12,529)	(22,748)	(24,268)
Adjusted Net Income	$82,875	$81,307	$155,613	$129,416

GAAP Basic weighted average shares outstanding	83,609	86,174	83,912	84,487
Options, warrants and RSUs, treasury method	2,954	5,766	3,058	7,342
GAAP Diluted weighted average shares outstanding	86,563	91,940	86,970	91,829
Impact of RSUs	510	3,132	399	3,211
Adjusted EPS shares outstanding	87,073	95,072	87,369	95,040

Diluted earnings per share	$0.67	$0.47	$1.29	$0.85

Adjusted EPS	$0.95	$0.86	$1.78	$1.36

For Adjusted EPS purposes, the impact of RSUs on shares outstanding is based on the weighted average number of RSUs outstanding, including performance-based RSUs outstanding that the Company believes are probable of vesting.  For GAAP diluted EPS purposes, RSUs, including performance-based RSUs for which the performance criteria have been met are included on a treasury method basis.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

IAC RECONCILIATION OF SEGMENT NON-GAAP MEASURE TO GAAP MEASURE

($ in millions; rounding differences may occur)

	For the three months ended June 30, 2013
	Operating Income Before Amortization	Non-cash compensation expense	Amortization of intangibles	Acquisition-related contingent consideration fair value adjustment	Operating income (loss)
Search & Applications (a)	$96.0	$—	$(6.7)	$—	$89.3
Match	67.6	(0.4)	(4.6)	(4.2)	58.4
Local	2.0	—	(5.9)	—	(4.0)
Media	(3.5)	(0.2)	(0.3)	—	(4.0)
Other	(3.4)	—	(0.6)	—	(4.1)
Corporate	(17.7)	(11.2)	—	—	(29.0)
Total	$140.9	$(11.8)	$(18.1)	$(4.2)	$106.7

(a) Includes the results of The About Group

The About Group	$13.3	$—	$(6.4)	$—	$6.9

Supplemental: Depreciation
Search & Applications	$6.4
Match	4.8
Local	2.7
Media	0.5
Other	0.3
Corporate	2.3
Total depreciation	$17.0

	For the three months ended June 30, 2012
	Operating Income Before Amortization	Non-cash compensation expense	Amortization of intangibles	Operating income (loss)
Search & Applications	$74.1	$—	$—	$74.1
Match	62.6	(0.6)	(5.0)	57.1
Local	11.8	—	(0.2)	11.7
Media	(6.8)	(0.2)	(0.3)	(7.3)
Other	(1.8)	(0.1)	(0.4)	(2.2)
Corporate	(16.3)	(19.6)	—	(35.9)
Total	$123.7	$(20.4)	$(5.8)	$97.5

Supplemental: Depreciation
Search & Applications	$3.4
Match	3.7
Local	2.5
Media	0.3
Other	0.3
Corporate	2.1
Total depreciation	$12.2

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

IAC RECONCILIATION OF SEGMENT NON-GAAP MEASURE TO GAAP MEASURE

($ in millions; rounding differences may occur)

	For the six months ended June 30, 2013
	Operating Income Before Amortization	Non-cash compensation expense	Amortization of intangibles	Acquisition-related contingent consideration fair value adjustment	Operating income (loss)
Search & Applications (b)	$189.7	$—	$(13.3)	$—	$176.3
Match	113.9	(0.2)	(8.7)	(5.7)	99.3
Local	1.0	—	(8.3)	—	(7.4)
Media	(11.9)	(0.4)	(0.5)	—	(12.9)
Other	(5.9)	—	(1.4)	—	(7.3)
Corporate	(33.1)	(23.8)	—	—	(56.9)
Total	$253.7	$(24.5)	$(32.2)	$(5.7)	$191.2

(b) Includes the results of The About Group

The About Group	$28.4	$—	$(12.9)	$—	$15.5

Supplemental: Depreciation
Search & Applications	$10.3
Match	9.5
Local	5.1
Media	1.0
Other	0.7
Corporate	4.6
Total depreciation	$31.1

	For the six months ended June 30, 2012
	Operating Income Before Amortization	Non-cash compensation expense	Amortization of intangibles	Operating income (loss)
Search & Applications	$147.6	$—	$—	$147.6
Match	100.0	(1.5)	(11.5)	87.0
Local	15.8	—	(0.3)	15.5
Media	(13.2)	(0.5)	(0.3)	(14.0)
Other	(3.2)	—	(0.7)	(3.9)
Corporate	(32.0)	(39.9)	—	(71.9)
Total	$215.0	$(41.9)	$(12.8)	$160.2

Supplemental: Depreciation
Search & Applications	$6.7
Match	7.3
Local	5.3
Media	0.5
Other	0.5
Corporate	4.1
Total depreciation	$24.3

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

IAC’S PRINCIPLES OF FINANCIAL REPORTING

IAC reports Operating Income Before Amortization, Adjusted Net Income, Adjusted EPS and Free Cash Flow, all of which are supplemental measures to GAAP.  These measures are among the primary metrics by which we evaluate the performance of our businesses, on which our internal budgets are based and by which management is compensated.  We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.  IAC endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures.  We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures contained in this release and which we discuss below.  Interim results are not necessarily indicative of the results that may be expected for a full year.

Definitions of Non-GAAP Measures

Operating Income Before Amortization is defined as operating income excluding, if applicable: (1) non-cash compensation expense, (2) amortization and impairment of intangibles, (3) goodwill impairment, (4) acquisition-related contingent consideration fair value adjustments and (5) one-time items.  We believe this measure is useful to investors because it represents the consolidated operating results from IAC’s segments, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the effects of any other non-cash expenses. Operating Income Before Amortization has certain limitations in that it does not take into account the impact to IAC’s statement of operations of certain expenses, including non-cash compensation and acquisition-related accounting.

Adjusted Net Income generally captures all items on the statement of operations that have been, or ultimately will be, settled in cash and is defined as net earnings attributable to IAC shareholders excluding, net of tax effects and noncontrolling interests, if applicable: (1) non-cash compensation expense, (2) amortization and impairment of intangibles, (3) goodwill impairment, (4) acquisition-related contingent consideration fair value adjustments, (5) income or loss effects related to IAC’s former passive ownership in VUE, (6) the re-measurement loss recorded upon acquiring control of News_Beast, (7) one-time items and (8) discontinued operations.  We believe Adjusted Net Income is useful to investors because it represents IAC’s consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other charges which are not allocated to the operating businesses such as interest expense, income taxes and noncontrolling interests, but excluding the effects of any other non-cash expenses.

Adjusted EPS is defined as Adjusted Net Income divided by fully diluted weighted average shares outstanding for Adjusted EPS purposes.  We include dilution from options and warrants in accordance with the treasury stock method and include all restricted stock units (“RSUs”) in shares outstanding for Adjusted EPS, with performance-based RSUs included based on the number of shares that the Company believes are probable of vesting.  This differs from the GAAP method for including RSUs, which treats them on a treasury method basis and with respect to performance-based RSUs only to the extent the performance criteria are met (assuming the end of the reporting period is the end of the contingency period).  Shares outstanding for Adjusted EPS purposes are therefore higher than shares outstanding for GAAP EPS purposes.  We believe Adjusted EPS is useful to investors because it represents, on a per share basis, IAC’s consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other charges which are not allocated to the operating businesses such as interest expense, income taxes and noncontrolling interests, but excluding the effects of any other non-cash expenses. Adjusted Net Income and Adjusted EPS have the same limitations as Operating Income Before Amortization, and in addition Adjusted Net Income and Adjusted EPS do not account for IAC’s former passive ownership in VUE.  Therefore, we think it is important to evaluate these measures along with our consolidated statement of operations.

Free Cash Flow is defined as net cash provided by operating activities, less capital expenditures.  In addition, Free Cash Flow excludes, if applicable, tax payments and refunds related to the sales of certain businesses and investments, including IAC’s interests in VUE, an internal restructuring and dividends received that represent a return of capital due to the exclusion of the proceeds from these sales and dividends from cash provided by operating activities.  We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account cash movements that are non-operational. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures.  For example, it does not take into account stock repurchases.  Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

IAC’S PRINCIPLES OF FINANCIAL REPORTING - continued

One-Time Items

Operating Income Before Amortization and Adjusted Net Income are presented before one-time items, if applicable.  These items are truly one-time in nature and non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. GAAP results include one-time items. For the periods presented in this release, there are no adjustments for one-time items.

Non-Cash Expenses That Are Excluded From Our Non-GAAP Measures

Non-cash compensation expense consists principally of expense associated with the grants, including unvested grants assumed in acquisitions, of stock options, restricted stock units and performance-based RSUs.  These expenses are not paid in cash, and we include the related shares in our fully diluted shares outstanding which, for stock options and restricted stock units are included on a treasury method basis, and for performance-based RSUs are included on a treasury method basis once the performance conditions are met.  We view the true cost of our restricted stock units and performance-based RSUs as the dilution to our share base, and such units are included in our shares outstanding for Adjusted EPS purposes as described above under the definition of Adjusted EPS.  Upon the exercise of certain stock options and vesting of restricted stock units and performance-based RSUs, the awards are settled, at the Company’s discretion, on a net basis, with the Company remitting the required tax withholding amount from its current funds.

Amortization of intangibles (including impairment of intangibles, if applicable) and goodwill impairment (if applicable) are non-cash expenses relating primarily to acquisitions.  At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as content, technology, customer lists, advertiser and supplier relationships, are valued and amortized over their estimated lives.  Value is also assigned to acquired indefinite-lived intangible assets, which comprise trade names and trademarks, and goodwill that are not subject to amortization.  An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value.  While it is likely that we will have significant intangible amortization expense as we continue to acquire companies, we believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairment charges of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.

Acquisition-related contingent consideration fair value adjustments are accounting adjustments to report contingent consideration liabilities at fair value. These adjustments can be highly variable and are excluded from our assessment of performance because they are considered non-operational in nature and, therefore, are not indicative of current or future performance or ongoing costs of doing business.

Income or loss effects related to IAC’s former passive ownership in VUE are excluded from Adjusted Net Income and Adjusted EPS because IAC had no operating control over VUE, which was sold for a gain in 2005, had no way to forecast this business, and did not consider the results of VUE in evaluating the performance of IAC’s businesses.

Free Cash Flow

We look at Free Cash Flow as a measure of the strength and performance of our businesses, not for valuation purposes.  In our view, applying “multiples” to Free Cash Flow is inappropriate because it is subject to timing, seasonality and one-time events.  We manage our business for cash and we think it is of utmost importance to maximize cash — but our primary valuation metrics are Operating Income Before Amortization and Adjusted EPS.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

OTHER INFORMATION

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release and our conference call to be held at 8:30 a.m. Eastern Time on July 31, 2013 may contain “forward -looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements.  These forward-looking statements include, among others, statements relating to: IAC’s future financial performance, IAC’s business prospects and strategy, anticipated trends and prospects in the industries in which IAC’s businesses operate and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.  Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: changes in senior management at IAC and/or its businesses, changes in our relationship with, or policies implemented by, Google, adverse changes in economic conditions, either generally or in any of the markets in which IAC’s businesses operate, adverse trends in the online advertising industry or the advertising industry generally, our ability to convert visitors to our various websites into users and customers, our ability to offer new or alternative products and services in a cost-effective manner and consumer acceptance of these products and services, operational and financial risks relating to acquisitions, changes in industry standards and technology, our ability to expand successfully into international markets and regulatory changes. Certain of these and other risks and uncertainties are discussed in IAC’s filings with the Securities and Exchange Commission (“SEC”).  Other unknown or unpredictable factors that could also adversely affect IAC’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of IAC management as of the date of this press release. IAC does not undertake to update these forward-looking statements.

About IAC

IAC (NASDAQ: IACI) is a leading media and internet company comprised of more than 150 brands and products, including Ask.com, About.com, Match.com, HomeAdvisor.com and Vimeo.com.  Focused in the areas of search, applications, online dating, local and media, IAC’s family of websites is one of the largest in the world, with more than a billion monthly visits across more than 30 countries. The company is headquartered in New York City with offices in various locations throughout the U.S. and internationally.  To view a full list of the companies of IAC, please visit our website at www.iac.com.

Contact Us

IAC Investor Relations

Nick Stoumpas

(212) 314-7400

IAC Corporate Communications

Justine Sacco

(212) 314-7326

IAC

555 West 18th Street, New York, NY 10011 (212) 314-7300 Fax (212) 314-7309 http://iac.com

*    *    *